                                                                     EXHIBIT 4.9
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                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF
                           6.00% SENIOR NOTES DUE 2014
         OF ASPEN INSURANCE HOLDINGS LIMITED, ISSUED ON AUGUST 16, 2004

       As set forth in the Exchange Offer (as defined below), this Notice of
Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto or the electronic form used by The Depository Trust Company ("DTC") for this purpose must be used to accept the Exchange Offer of certificates for 6.00%
Senior Notes Due 2014 (the "Outstanding Notes") of Aspen Insurance Holdings
Limited, a Bermuda exempted company (the "Company"), issued on August 16, 2004, not immediately available to the registered holder of such Outstanding Notes, or if a participant in DTC is unable to complete the procedures for book-entry transfer on a timely basis of Outstanding Notes to the account maintained by
Deutsche Bank Trust Company Americas (the "Exchange Agent") at DTC, prior to
5:00 p.m., New York City time, on            , 2005, unless extended (the
"Expiration Date"). This Notice of Guaranteed Delivery (or a facsimile hereof)
or one substantially equivalent hereto may be delivered by mail (registered or certified mail is recommended), by facsimile transmission, by hand or overnight carrier to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering
Outstanding Bonds" in the Prospectus (as defined below). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Exchange
Offer.

                  The Exchange Agent for the Exchange Offer is:

                      Deutsche Bank Trust Company Americas

                  BY HAND:                     BY OVERNIGHT DELIVERY OR COURIER:

    Deutsche Bank Trust Company Americas          DB Services Tennessee, Inc.
C/O The Depository Trust Clearing Corporation  Corporate Trust & Agency Services
         55 Water Street, 1st floor                   Reorganization Unit
           Jeanette Park Entrance                   648 Grassmere Park Road
             New York, NY 10041                       Nashville, TN 37211

                                                    Facsimile Transmissions:
                                                         (615) 835-3701

                                    BY MAIL:

                           DB Services Tennessee, Inc.
                               Reorganization Unit
                                 P.O. Box 292737
                            Nashville, TN 37229-2737

                To Confirm by Telephone or for Information call:
                                 (615) 835-3572
                                       or
                                 (800) 735-7777

       DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN
AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A
FACSIMILE NUMBER OTHER THAN THE NUMBER LISTED ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY.

       This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined therein) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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Ladies and Gentlemen:

       The undersigned hereby tenders to Aspen Insurance Holdings Limited, a
Bermuda exempted company (the "Company"), the aggregate principal amount of
Outstanding Notes indicated below pursuant to the guaranteed delivery procedures and upon the terms and subject to the conditions set forth in the Prospectus
dated            , 2005 (as the same may be amended or supplemented from time to time, the "Prospectus") and in the related Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer"), receipt of which is hereby acknowledged.

       The undersigned hereby represents, warrants and agrees that the undersigned has full power and authority to tender, exchange, sell, assign, and transfer the tendered Outstanding Notes and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances when the tendered Outstanding Notes are acquired by the Company as contemplated herein, and the tendered Outstanding
Notes are not subject to any adverse claims or proxies. The undersigned warrants and agrees that the undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents deemed by the Company or the
Exchange Agent to be necessary or desirable to complete the tender, exchange, sale, assignment and transfer of the tendered Outstanding Notes, and that the undersigned will comply with its obligations under the Registration Rights
Agreement. The undersigned has read and agrees to all of the terms of the
Exchange Offer.

       BY TENDERING OUTSTANDING NOTES AND EXECUTING THIS NOTICE OF GUARANTEED
DELIVERY, THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT (I) NEITHER THE
UNDERSIGNED NOR ANY BENEFICIAL OWNER(S) IS AN "AFFILIATE" OF THE COMPANY AS
DEFINED IN RULE 405 UNDER OF SECURITIES ACT, (II) ANY EXCHANGE NOTES TO BE
RECEIVED BY THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S) ARE BEING ACQUIRED BY
THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S) IN THE ORDINARY COURSE OF BUSINESS
OF THE UNDERSIGNED AND ANY BENEFICIAL OWNER(S), (III) THE UNDERSIGNED AND EACH
BENEFICIAL OWNER HAVE NO ARRANGEMENT OR UNDERSTANDING WITH ANY PERSON TO
PARTICIPATE IN A DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES ACT) OF
EXCHANGE NOTES TO BE RECEIVED IN THE EXCHANGE OFFER, (IV) THE UNDERSIGNED OR ANY
SUCH BENEFICIAL OWNER IS NOT ENGAGED IN, AND DOES NOT INTEND TO ENGAGE IN, A
DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES ACT) OF SUCH EXCHANGE NOTES
AND (V) THE UNDERSIGNED IS NOT ACTING ON BEHALF OF ANY PERSON OR ENTITY THAT
COULD NOT TRUTHFULLY MAKE THESE STATEMENTS. IF THE UNDERSIGNED IS A
BROKER-DEALER, IT ACKNOWLEDGES THAT IT WILL DELIVER A COPY OF THE PROSPECTUS IN
CONNECTION WITH ANY RESALE OF THE EXCHANGE NOTES.

       All questions as to the form of documents, validity, eligibility
(including time of receipt) and acceptance for exchange of tendered Outstanding
Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all

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tenders determined by the Company not to be in proper form or the acceptance of which, or exchange for, may, in the view of the Company or its counsel, be unlawful.

       All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

Name(s) of Registered Holder(s):

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                                  Please Print

Address(es):
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                                x
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                                x
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                                Signature(s) of Owner(s) or Authorized Signatory

       Must be signed by the registered holder(s) of the tendered Outstanding
Notes as their name(s) appear(s) on certificates for such tendered Outstanding
Notes, or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                             Aggregate Principal
 Certificate No(s)            Amount Represented           Aggregate Principal
  (if available)                 by Certificate              Amount Tendered
-------------------       -------------------------      -----------------------

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       If Outstanding Notes will be delivered by book-entry transfer to The
Depository Trust Company, provide the following information:

Signature:
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Account Number:
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Date:
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               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED
                                    GUARANTEE
                    (Not to be used for signature guarantee)

       The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (I) a bank; (II) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (III) a credit union; (IV) a national securities exchange, registered securities association or clearing agency; or (V) a savings association that is a participant in a
Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees delivery to the
Exchange Agent, at one of its addresses set forth above, either certificates for the Outstanding Notes tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Notes to the
Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of
Transmittal (or facsimile thereof or an Agent's Message in lieu thereof) and any other documents required by the Letter of Transmittal, all within three (3)
business days after the date of execution of this Notice of Guaranteed Delivery.

       The undersigned acknowledges that it must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for the Outstanding Notes tendered hereby to the Exchange Agent within the time period shown hereon and that failure to do so could result in a financial loss to the undersigned.

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                  Firm                                             Authorized Signature

                                                Name:
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                 Address                                          (Please Type or Print)

                                                Title:
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                Zip Code
                                                Dated:                                             , 2005
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Area Code and Tel. No.:

       DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS NOTICE OF
GUARANTEED DELIVERY. ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT
TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF
TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENT.

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